~
                           McComic Consolidated, Inc.
                               PURCHASE AGREEMENT

                 Date January 11, 2001, at San Diego, California



1. BUYER: McComic Consolidated Inc. ("Buyer)

2. SELLER: Old Vail Partners, a California General Partnership

3. OFFER:

        a) THIS IS AN OFFER FROM McComic Consolidated Inc. ("Buyer') for the purchase of real property in the City of Temecula, County of Riverside, California, described as approximately 32.6 acres on the south side of Hwy 79 South as shown on the attached Exhibit A ('"Property').

        b) THE PURCHASE PRICE offered is $6,550,000.
        c) CLOSE OF ESCROW shall occur on April 20, 2001.


4. DEPOSIT: Buyer shall deposit the sum of $260,000 into an escrow with United Title Company of San Diego, California within 4 (four) Days after acceptance of this offer by Seller, which amount shall be made payable to United Title Co. and is to be deposited into an interest bearing account.

5. PAYMENT OF PURCHASE PRICE: At the close of escrow on April 20, 2001, Buyer shall pay Seller cash in the amount of $6,550,000.

6. ALLOCATION OF ESCROW, TITLE AND OTHER COSTS:

        a) X Buyer X-Seller shall pay escrow fee 50% Each.
           --      -                             ----------
        b) Escrow Holder shall be United Title Company of San Diego.

        c) __ Buyer X Seller shall pay for owner's title insurance policy, issued by United Title Company of San Diego.
        d) __ Buyer :X Seller shall pay County transfer tax or transfer fee.
                     --

7. BUYER'S INVESTIGATION OF PROPERTY CONDITION: Buyer's Acceptance of the condition of the Property is a contingency of this Agreement. Buyer shall have the right in it's discretion and at it's expense to conduct such inspections, investigations tests, surveys. and other studies ("Inspections") as it deems necessary. Seller shall make the Property available for all Inspections. Buyer shall have until February 28, 2001 to complete all such inspections and either approve or disapprove the property. If Buyer disapproves of the property on or prior to February 28,2001, the deposit. together with interest thereon, shall be fully refundable to Buyer.



8. BUYER INDEMNITY AND SELLER PROTECTION FOR ENTRY UPON PROPERTY: As to it's activities on the Property, Buyer shall: (i) keep the Property free and clear of liens; (ii) indemnify and hold Seller harmless from all liability, claims, demands, damages and costs; and (iii) Repair all damages arising from inspections. Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry policies of liability, worker's compensation, and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any inspections of work done on the Property at Buyer's direction, prior to Close Of Escrow.

9. TITLE AND VESTING:

      a) Within 5 (five) days of Acceptance by Seller, Buyer shall be provided a current preliminary (title) report (which is only an offer by the title insurer to issue a policy of title insurance, and may not contain every item affecting title). Buyer shall have 15 (fifteen) days after receipt to approve same.

      b) At Close Of Escrow, Buyer shall receive a grant deed conveying title, including oil, mineral and water rights, if currently owned by Seller, Title shall be subject to all matters which are of record or disclosed to Buyer prior to Close Of Escrow, and not disapproved by Buyer. However, title shall not be subject to any liens against the Property, except for those specified in this Agreement. Title shall vest as designated in Buyer's escrow instructions.

      c) Buyer shall receive an ALTA Policy of Title Insurance. If Buyer desires title coverage other than that required by this paragraph, Buyer shall instruct Escrow Holder in writing and pay any increase in costs.

10. REMOVAL OF CONTINGENCIES/CANCELLATION RIGHTS:

      a) If Buyer does not give Seller written notice of it's approval of the contingencies to this agreement within the time period specified, then Seller shall have the right to cancel this Agreement by giving written notice to Buyer.

      b) EFFECT OF CANCELLATION ON DEPOSITS: If Buyer or Seller gives written NOTICE OF CANCELLATION pursuant to this Agreement, Buyer and- Seller agree to sign mutual instructions to cancel the sale and escrow and release the deposit, less fees and costs, to the party entitled to the deposited funds. Buyer has the right to terminate this Agreement at any time up to and including February 28, 2001. If the Buyer elects to terminate the Agreement on or prior to February 28, 2001, then the deposit, together with any interest thereon, shall be returned to Buyer.

      c) Upon receiving written satisfaction from Buyer of the Inspection Period, Escrow Agent will release the $260,000 deposit to Seller as a non-refundable deposit applicable to the Purchase Price.

11.LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid.

12.PRORATIONS AND PROPERTY TAXES AND OTHER ITEMS: Unless otherwise agreed in writing. the following items shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow; real property taxes and assessments. interest, rents, municipal utilities, HOA regular, special and emergency dues and assessments imposed prior to Close Of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special Assessment District bonds and assessments. including the Road Assessment obligation, which are now a lien. The following items shall be assumed by Buyer WITHOUT CREDIT toward the purchase price: prorated payments on Mello-Roos and other Special Assessment District bonds. including tile Road Assessment obligation, and assessments and HOA special assessments that are now a lien but not yet due, Property will be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: (1) For period after Close Of Escrow, by Buyer, and, (ii) For periods prior to Close Of Escrow, by Seller, TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER Prorations shall be made based on a 30-day month. It is acknowledged between the Parties that there is a County Assessment District Lien recorded against the property that will be of record at close of escrow; however. in accordance with this paragraph, said assessments shall be paid current and pro rated between Buyer and Seller as of close of escrow .

13.WITHHOLDING TAXES: Seller and Buyer agree to execute and deliver any instrument. affidavit, statement, or instruction reasonably necessary to comply with federal (FIRFTA) and California withholding Law, if required (such as C.A.R. Form AS-II and AB-II)

14.ATTORNEY'S FEES: In any action. proceeding between Buyer and Seller arising out of this Agreement. the prevailing party shall be entitled to reasonable attorney's fees and costs from the non-prevailing Party.

15.TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the parties arc incorporated in this Agreement. Its terms are intended b(Y)the parties as a final. complete expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision 0 f this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Neither this Agreement nor any provisions to it may be extended, amended, modified, or changed, except in writing signed by Buyer and Seller.

16. DEFINITIONS: As used in this Agreement:

      a) "Acceptance" means the time the offer or final counter offer is accepted in writing by thc other party and communicated in accordance with this Agreement or the terms of the final counter offer.

      b) "Agreement" means the terms and conditions of this Purchase Agreement and any counter offer and addenda.

      c) "Days" means calendar days, unless otherwise required by Law.

      d) "Days After" means the specified number of calendar days after the occurrence of the event specified. not counting the calendar date on which the specified event occurs and ending at 11 :59 PM on the final day.

      e) "Close of Escrow" means the date the grant deed, or other evidence of transfer of title, is recorded. If scheduled Close Of Escrow falls on a Saturday, Sunday or legal holiday, then the Close Of Escrow date shall be the next business day after the scheduled close of escrow date.

      f) "Law" means any law, code, statue, ordinance) regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative judicial or executive body of agency.

      g} "Sign" means either a hand written or electronic signature complying with California Law.

      h) Singular and Plural terms each include the other. when appropriate.

      i) C.A.R. Form means the specific term referenced, or another comparable form agreed to by the parties.

17. JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER:

      a) The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder. Which Escrow Holder is to use, along with any relating counter offers arid addenda and any additional mutual instructions, to close the transaction. The terms and conditions of the Agreement not set forth in the specified paragraphs are additional matters for the Information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions directly from Escrow Holder and will execute such provisions upon Escrow Holder's request. To the extent the general provisions are inconsistent or conflict with this Agreement. the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms reasonably necessary to compete this transaction if provided by Escrow Holder.

      b) A copy of this Agreement shall be delivered to Escrow Holder within 5 business Days After Acceptance. Escrow will be deemed open when Escrow Holder bas signed an acknowledgment of receipt of a Copy; of this accepted Agreement. Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement, as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as is between Buyer and Seller is not affected by whether or when Escrow Holder Signs the Agreement.

18.AGENT: Buyer and Seller acknowledge that Ed Struiksma has represented the Seller in this transaction and any commission due to him shall be paid by the Seller.

19. OFFER: This is an offer to purchase the Property

20. BUYER: McComic Consolidated, Inc.

        BY: /S/ Jim Wait EVP                Date: January 1, 2001


21.ACCEPTANCE OF OFFER: Seller warrants that Seller is the owner of this Property or has the authority to execute this Agreement. Seller accepts the above offer, agrees to sell the Property on the above terms and conditions, and Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes delivery of a Signed Copy to Buyer.


22. SELLER: Old Vail Partners


        SELLER: /S/ Harold S. Elkan, President            Date: January 12, 2001

                               PURCHASE AGREEMENT
                                 First Amendment
                             Date: February 28, 2001

BUYER: McComic Consolidated, Inc. ("Buyer")

SELLER: Old Vail Partners, a California General Partnership

ASSESSOR PARCEL: #961-010-006

                                    RECITALS

A. Buyer and Seller have entered into a Purchase Agreement ("the Agreement") dated January 11, 2001. Paragraph three (3) of the Agreement states that the Purchase Price is $6,550,000. Paragraph five (5) of the Agreement states that the Purchase Price shall be paid to Seller in cash at the close of escrow.

B. Seller is required to transfer the Property to the Buyer at the time of closing free of all ad valorem real estate taxes and special assessments due and accrued but unpaid plus interest, penalties redemption interest, and redemption penalties and charges (collectively referred herein as Delinquent Taxes).

C. Buyer may be able to negotiate with taxing authorities, a reduction on the amount necessary to pay off the Delinquent Taxes, which would exist at the time of the Closing, in full (referred herein as the "Tax Discount". It is possible the payment of the Delinquent Taxes must be deemed paid by the Buyer (and not the Seller) in order for the Buyer to obtain the Tax Discount.

NOW THEREFORE - THE PARTIES AGREE THAT THE Agreement is amended as follows:

1. In the event that one or more taxing authorities are willing to give a tax discount with respect to the Delinquent Taxes, the full benefit of any such discount shall accrue entirely to the benefit of the Buyer as provided below herein.

2. Subject to paragraph 3 below, the escrow shall pay out of funds deposited into Escrow by Buyer, to the appropriate taxing authorities, upon close of escrow, the amount necessary to pay the delinquent taxes, in full, net of the Tax Discount (such payment shall be deemed paid by the Buyer). The Purchase Price will be deemed to be reduced by the amount of the Tax Discount. However, Buyer shall receive a credit against the Purchase Price in the amount of the gross delinquent taxes, before the Tax Discount. For example, if the delinquent Taxes at the time of the closing is $3,000,000 and the Tax Discount is $1,000,000, then the net amount due Seller at closing would be S3,550,000 ($6,550,000 - $3,000,000).

3. Buyer may at its option, at the time of closing, elect to have only a portion of the Delinquent Taxes paid off at closing and thus take the property subject to the remaining Delinquent taxes not paid off For example, assume !be Delinquent taxes at time of closing is $3,000)000 and the Tax Discount is $1)000,000 (resulting in Net Delinquent Taxes of $2,000,000). Furthermore assume that the Buyer elects to have only $1,500,000 of the Net Delinquent Taxes paid off at the time of closing. In such case the net amount due Seller at closing would continue to be $3,550,000 ($6,550,000 - $3,000,000). The
   Escrow would pay out funds deposited by Buyer into escrow, $1,500,000 to the appropriate taxing authorities. After closing, the Seller would have no liability for that portion of the Delinquent Taxes which the Buyer elected not to payoff at the time of closing.

4. In the event that the gross amount of Delinquent Taxes exceeds $6,500,000, the seller shall pay such excess amount to Buyer through escrow at the time of closing. Buyer and Seller mutually agree to amend the escrow instructions to United Title Company to effect this First Amendment. All other terms and conditions of the Agreement shall remain in effect.

ACCEPTANCE OF FIRST :

SELLER: BY: /S/ Harold S. Elkan, President                  DATE: March 5, 2001

BUYER: /S/ Ron E. Finch, McComic Consolidated, Inc.         DATE: March 5, 2001

                               PURCHASE AGREEMENT
                                Second Amendment
                             Date: February 28, 2001


BUYER: McComic Consolidated, Inc. ("Buyer")

SELLER: Old Vail Partners, a California General Partnership

ASSESSOR PARCEL: #961-010-006

1. REClTAL- Buyer and Seller have entered into a Purchase Agreement ('~e Agreement") dated January 11, 2001. Paragraph seven (7) of the Agreement states that Buyer's Acceptance of the condition of the Property is a contingency of the Agreement. Buyer has until February 28,2001 to accept the condition of the Property.

   Paragraph nine (9) of the Agreement gives Buyer 15 days after receipt of the current Preliminary Title Report to approve same. By letter dated February 8, 2001, Buyer rejected the condition of the Title Report. Since that date, Buyer, Seller and United Title Company have worked to resolve the outstanding Title issues.

   As of February 28,2001, several outstanding Title issues remain unresolved. However, Buyer hereby accepts the condition of the Preliminary Title report, except for items 11, 12, 15, and 16 of the Preliminary Title Report dated February 9,2001.

2. NOW THEREFORE - In an effort to resolve the outstanding Title issues, Buyer and Seller mutually agree to extend the February 28th date by an additional 9 days. The new date by which the Buyer must approve the Preliminary Title Report and the condition of the Property is extended to March 9,2001. All other terms and conditions of the Agreement shall remain in effect.



ACCEPTANCE OF SECOND AMENDMENT:


SELLER: By /S/ Harold S. Elkan, President                 DATE: March 5, 2001
               Old Vail Partners


BUYER : Ron E. Finch                                      DATE: March 5, 2001
               McComic Consolidated, Inc.

                               PURCHASE AGREEMENT
                                THIRD AMENDMENT:
                              Dated: March 9, 2001

BUYER: McComic Consolidated, Inc.

Seller: Old Vail Partners, a California general partnership

Assessors Parcel # - 961-010-006
-------------------

                                    RECITALS

A) Buyer and Seller are parties to a Purchase Agreement dated January 11, 2001 as amended by a First Amendment dated February 28, 2001 and a Second Amendment dated February 28, 2001 (collectively, the "Purchase Agreement").

B) The Buyer and Seller wish to further amend the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Buyer approves the conditions of the Property and title exceptions in Schedule B of the title report of United Title Company dated February 9, 2001 (order. No. 40100322- 40) other than: unpaid taxes assessments, penalties and interest which must be paid by Seller at or prior to Closing; title exceptions 17, 18 and 19 which pertain to delinquent taxes (which Seller must remove); and title exception number 14.

2. Buyer has until March 16. 2001 to approve or disapprove title exception number 14 in the title report referred to in paragraph 1 above.. If Buyer disapproves title exception number 14 or any matter referred to therein on or prior to March 16, 2001. The $260,000 deposit, together with interest thereon shall be fully refundable to Buyer. The escrow shall not release the $250,000 deposit to Seller as provided in paragraph 10 of the Purchase Agreement, unless Buyer approves title exception 14, as aforementioned.

3. Paragraph 11 of the Purchase Agreement captioned "liquidated damages", is deleted in its entirety and replaced with the following:

         "IT IS AGREED BY AND BETWEEN SELLER AND BUYER THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL. IF NOT IMPOSSIBLE TO ASCERTAIN, WITH ANY DEGREE OF CERTAINTY THE AMOUNT OF DAMAGES WHICH WOULD BE SUFFERED 8Y SELLER IN THE EVENT Of PURCHASER'S DEFAULT AND FAILURE TO CLOSE ESCROW UNDER THE TERMS OF THIS AGREEMENT. ACCORDINGLY BUYER AND SELLER AGREE THAT IN THE EVENT THAT, AFTER ALL CONDITIONS ARE SATISFIED OR WAIVED, BUYER SHOULD DEFAULT AND FAIL TO CLOSE ESCROW UNDER THE TERMS OF THIS AGREEMENT, BUYER SHALL BE LIABLE TO SELLER FOR LIQUIDATED DAMAGES IN THE AMOUNT OF TWO HUNDRED SIXTY THOUSAND DOLLARS (260,000) RELEASED TO THE SELLER. BUYER AND SELLER AGREE THAT SAID AMOUNT IS REASONABLE UNDER THE CIRCUMSTANCES OF THIS TRANSACTION. SELLER SHALL HAVE NO OTHER RIGHTS OR REMEDIES AGAINST BUYER."

McComic Consolidated, Inc.              Old Vail Partners, a California general
Partnership

  By: /S/ Ron E. Finch                        By: /S/ Harold S. Elkan

   Its: EVP                                   Its President


4. If there are any conflicts between this Third Amendment and the remaining portion the Purchase Agreement, this Third Amendment shall control

5. Subject to the Amendments herein, the Purchase Agreement is in full force and effect.

Executed this 9th day of March, 2001.

McComic Consolidated, Inc.              Old Vail Partners, a California general
Partnership

  By: /S/ Ron E. Finch                          By: /S/ Harold S. Elkan

   Its: EVP                                     Its President

                               PURCHASE AGREEMENT
                                FOURTH AMENDMENT
                              Dated: March 15. 2001

BUYER: McComic Consolidated, Inc.

SELLER: Old Vail Partners, a California General Partnership

Assessors Parcel # 961-010-006

                                    RECITALS

A) Buyer and Seller are parties to a Purchase Agreement dated January 11, 2001 as amended by a First Amendment dated February 28, 2001 and a Second Amendment dated February 28,2001 and a Third Amendment dated March 9, 2001 (collectively, the "Purchase Agreement").

B) Buyer has discovered that there is an easement which encumbers the Property which is not reflected in the title report of United Title Company dated February 9, 2001 (order no. 40100322-40) (the "New Easement").

C) The Buyer and Seller wish to further amend the Purchase Agreement.

NOW; THEREFORE, the parties agree as follows;

1, Buyer's  obligation  to purchase  the  property is  conditioned  upon the New
   Easement being eliminated as a title exception or Buyer waiving such condition on or before March 22, 2001. If this condition is not satisfied or waived by the Buyer on or before March 22, 2001, the $260,000 deposit together with Interest thereon shall be fully refundable to Buyer. The escrow shall[l-O1 release the $260,000 deposit to Seller as provided in paragraph 10 of the Purchase Agreement unless the aforementioned condition is satisfied or waived.

2. Buyer approves title exception number 14 in the title report of United Title Company dated February 9, 2001.

3. Buyer's obligation to close escrow Is conditioned upon there being no title exceptions encumbering the Property, at the time of Closing, other than those specific exceptions set forth in the preliminary title report of United Title Company dated February 9, 2001, which have been specifically approved by the Buyer pursuant to this Purchase Agreement If this condition Is not satisfied or ,:,,~d by Buyer, then the $260,000 deposit shall be returned to Buyer.

4. If there are any conflicts between this Fourth Amendment and the remaining portion of the Purchase Agreement, this Fourth Amendment shall control.

5. Subject to the Amendments herein, the Purchase Agreement is In full force and effect.

Executed as of the date first written above.


McComic Consolidated, Inc.               Old Vail Partners, a California general
Partnership

  By: /S/ Ron E. Finch                         By: /S/ Harold S. Elkan

   Its: EVP                                    Its President

FIFTH AMENDMENT TO PURCHASE AGREEMENT AND ASSIGNMENT OF PURCHASE AGREEMENT

Agreement made this 4th day of May, 2001 by and between Old Vail Partners, a California general partnership (referred to herein as "Old Vail"), The Price Group, LLC, a California limited liability company (referred to herein as "TPG") and McComic Consolidated, Inc., a California corporation (referred to herein as "McComic").

                                    RECITALS

A) Old Vail, as Seller and McComic, as Buyer are parties to a Purchase Agreement dated January 11, 2001, as amended by a First Amendment dated February 28, 2001, a Second Amendment dated February 28, 2001, a Third Amendment dated March 9, 2001, and a Fourth Amendment dated March 15, 2001, (collectively referred to as the "Purchase Agreement"), a copy of which is attached hereto.

B) The parties hereto wish to provide for the assignment of McComic's interest in the Purchase Agreement to TPG and the Amendment of the Purchase Agreement as provided herein (hereinafter "5th Amendment").

NOW, THEREFORE, in consideration for the mutual covenants herein, the parties agree as follows:

1. Assignment.
   ------------

      A) McComic assigns to TPG all of its rights, title and interest in the Purchase Agreement and the Two Hundred Sixty Thousand Dollars ($260,000) deposit paid into escrow, and subsequently to be released to Old Vail.

      B) TPG accepts the assignment referred to in paragraph A) above and assumes all obligations of the Buyer under the Purchase Agreement, subject to the Amendments contained in this Agreement.

2. Amendments to Purchase Agreement.
   ----------------------------------

The Purchase  Agreement is amended as set forth  below.  References  to the term
"Seller" in this section 2 shall mean Old Vail and references to the term "Buyer" shall mean TPG:

      A) The Purchase Price is Six Million Three Hundred Seventy-Five Thousand Dollars ($6,375,000) in lieu of Six Million Five Hundred Fifty Thousand Dollars ($6,550,000).

      B) The closing of escrow shall occur on May 31, 2001 or sooner upon election of Buyer by giving at least five (5) days written notice to Seller.

      C) Buyer shall deposit Seven Hundred Forty Thousand Dollars ($740,000) into escrow (referred to as the "Additional Deposit") which is in addition to the initial deposit of Two Hundred Sixty Thousand Dollars $260,000 (the "Initial Deposit") with United Title Company, within two
         (2) business days after this Agreement has been executed and delivered by all parties hereto.

      D) Buyer and Seller shall execute and deliver a Memorandum of Contract, in the form attached hereto as Exhibit A. concurrently with the execution and delivery of this Agreement. The Buyer shall deposit the Memorandum of Contract. into escrow with instructions to the escrow agent which instructions shall be limited to an instruction to immediately record the Memorandum of Contract in the San Diego County Recorder's Office at the cost and expense of Buyer. The escrow agent shall immediately release the Additional Deposit to the Seller upon the recordation as aforementioned.

      E) The Initial Deposit of Two Hundred Sixty Thousand Dollars ($260,000) and the Additional Deposit of Seven Hundred Forty Thousand Dollars ($740,000) shall be credited against the Purchase Price at close of escrow. If this escrow does not close on the date set forth in paragraph B above due to the default of any of the terms and conditions of this Purchase Agreement. including this 5th Amendment by Buyer, Seller shall have the right, outside of the time frames set forth in Section G below, to the following remedies: (i) Seller may retain the Initial Deposit and the Additional Deposit as its sole remedy and, in such case, the rights and obligations of the parties shall cease upon notice from Seller of such election or (ii) Seller may, as Seller's sole and exclusive remedy, seek to obtain and enforce an order for specific performance or injunctive relief from a court of competent jurisdiction and, in such case, Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against all losses, costs, damages or expenses, including attorneys' fees and costs. arising out of any specific performance or injunctive relief action.

      F) Paragraph 3 of the Third Amendment of the Purchase Agreement which pertains to liquidated damages, in the event of Buyer's default, is deleted in its entirety.

      G) In the event of a default by either Seller or Buyer the other party shall not be entitled to exercise any remedy for such default unless a written notice of default is sent to the defaulting party and the defaulting party fails to cure such default within five (5) business days after receipt of such written notice.

      H) Buyer to be responsible for ad velorem or other real estate taxes associated with the ownership of Real Property after April 20, 2001 and escrow shall be instructed to pro rate such taxes as of such date at closing.

      I) The mailing address for all notices which either Seller or Buyer wishes to give the other party is as follows:

            Seller: Old Vail  Partners,  12625 High Bluff Drive,  Suite 212, San
               Diego, CA 92130 Attn Chris Smith

            Buyer: The Price  Group,  LLC 7979  Ivanhoe  Avenue , Suite 520,  La
               Jolla, CA 92037

      J) In the event of any conflict between the provisions of this Section 2 and tile remainder of the Purchase Agreement, the provisions of this section 2 shall control.

      K) Subject to the Assignment and the Amendments contained in this instrument, the Purchase Agreement remains in full force and effect.

Executed as of the date first written above in San Diego County, California.

McComic Consolidated, Inc.          Old Vail Partners, a California general
Partnership

  By: /S/ Barry McComic                   By: /S/ Harold S. Elkan

   Its: President                                Its President